LEHMAN BROTHERS                                                     Exhibit 99.1
Press Release


For Immediate Release                         Media Contact:      Hannah Burns
                                                                  (212) 526-4064

                                              Investor Contact:   Shaun Butler
                                                                  (212) 526-8381


                 LEHMAN BROTHERS REPORTS SECOND QUARTER RESULTS

        - Second Highest Ever Quarterly Revenues, Net Income and Earnings
                               Per Common Share -


NEW YORK - June 14, 2005 -- Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $683 million, or $2.26 per common share (diluted), for the second quarter ended May 31, 2005, up 12% from both net income of $609 million and diluted earnings per common share of $2.01, in the second quarter of fiscal 2004. Second quarter 2005 net income and earnings per common share declined compared to both net income of $875 million and diluted earnings per common share of $2.91 from the record first quarter of 2005.

For the first half of the fiscal year, the Firm reported record net income of $1.6 billion and record diluted earnings per common share of $5.17, up 22% from the first half of fiscal 2004.

                       Second Quarter Business Highlights
        o Reported record Investment Management net revenues, driven by a steady increase in Assets Under Management to a record
                $151 billion
        o       Posted record results in Asia for the second consecutive quarter

Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, "Although we faced tougher markets this quarter, we are announcing our second best quarter ever. The Firm is truly benefiting from the regional diversification and increased depth and scale of business that we have worked so hard to achieve. With our continued discipline around expense and risk management, we are well-positioned to continue to deliver strong returns to our shareholders."

Net revenues (total revenues less interest expense) for the second quarter were $3.3 billion, up 12%, from $2.9 billion for the same period in fiscal 2004, and down 14% compared to $3.8 billion in the first quarter of 2005. For the first six months of fiscal 2005, the Firm reported record net revenues of $7.1 billion, an increase of 17% from $6.1 billion for the first half of fiscal 2004.

Investment Banking revenues increased 6% to $579 million for the second quarter of fiscal 2005, from $546 million for the same period a year ago, reflecting the second highest debt underwriting revenue level ever and the second highest quarterly equity underwriting revenue in almost five years. Capital Markets revenues increased 14% to $2.2 billion in the second quarter of fiscal 2005, from $2.0 billion in the second quarter of 2004. Within this segment, the Fixed Income business reported revenues of $1.8 billion in the second quarter of fiscal 2005, a 23% increase from $1.4 billion reported in the prior year, and down 15% versus the first fiscal quarter of 2005. Mortgages and real estate remained resilient, driven by high levels of securitization and asset monetization activity. Customer flow activity was strong, despite a challenging environment affected by increased volatility in interest rates and credit and by widening credit spreads. Equities Capital Markets revenues decreased 9%, to $474 million, compared to $520 million for the prior year's second quarter, largely attributable to challenging conditions in the convertibles market. Record Investment Management revenues, which increased 10% to $472 million in the second quarter of fiscal 2005, from $429 million in the second quarter of fiscal 2004, were driven by a record Asset Management performance, with revenues increasing 33% compared to a year ago, contributed largely by Neuberger Berman and private equity results.

For the second quarter of fiscal 2005, non-U.S. net revenues were $1.3 billion or 40% of the Firm's total net revenues and up 45% from the prior year's quarter. Asia reported record results for the second consecutive quarter, reflecting continued strength in fixed income and investment banking. European net revenues increased 58%, driven by strong performances in interest rate products, mortgage securitizations and equity derivatives.

Non-interest expenses for the quarter were $2.3 billion, compared to $2.0 billion for the second quarter of fiscal 2004 and $2.5 billion for the first quarter of fiscal 2005. Compensation and benefits as a percentage of net revenues was 49.5% during the second quarter of fiscal 2005, consistent with the first quarter of fiscal 2005, and compared to 49.8% for the second quarter of fiscal 2004. Non-personnel expenses in the fiscal 2005 second quarter were $642 million, compared to $618 million in the first quarter of fiscal 2005 and $585 million in the second quarter of fiscal 2004.

For the quarter ended May 31, 2005, the Firm's pretax margin was 30.9%, compared to 30.2% in the fiscal 2004 second quarter and 34.3% in the fiscal 2005 first quarter. For the fiscal 2005 second quarter, the Firm's return on average common equity was 18.2%, compared to 18.6% in the fiscal 2004 second quarter and 24.5% in the fiscal 2005 first quarter. Return on average tangible common equity was 23.5% for the second quarter of fiscal 2005, compared with 26.0% in the second quarter of fiscal 2004 and 32.0% in the first quarter of fiscal 2005.

As of May 31, 2005, Lehman Brothers stockholders' equity totaled $15.9 billion, and total capital (stockholders' equity and long-term debt) was approximately $76 billion. Book value per common share was $53.27.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products and recruitment opportunities, visit our Web site at www.lehman.com.


                                 Conference Call

A conference call, to discuss the Firm's financial results and outlook, will be held at 9:30 a.m., EDT today. The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 866-416-1185 (domestic) or 203-369-0716 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until 5:00 p.m. EDT on July 14, 2005, and by phone until 11:59 p.m. EDT on July 14, 2005. Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

              Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

                                                       # # #


LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)


                                                                             At or for the Quarter Ended
                                                      --------------------------------------------------------------------------
                                                              5/31/05        2/28/05      11/30/04       8/31/04        5/31/04
                                                              -------        -------      --------       -------        -------
Income Statement
Net Revenues                                                   $3,278         $3,810        $2,883        $2,623         $2,926
Non-Interest Expenses:
   Compensation and Benefits                                    1,623          1,886         1,401         1,306          1,457
   Non-personnel Expenses                                         642            618           603           594            585
Net Income                                                        683            875           585           505            609
Net Income Applicable to Common Stock                             664            856           566           487            592
Earnings per Common Share:
   Basic                                                        $2.37          $3.07         $2.07         $1.79          $2.14
   Diluted                                                      $2.26          $2.91         $1.96         $1.71          $2.01

Financial Ratios (%)
Return on Average Common Stockholders' Equity
   (annualized) (a)                                             18.2%          24.5%         17.0%         15.0%          18.6%
Return on Average Tangible Common Stockholders'
   Equity (annualized) (b)                                      23.5%          32.0%         23.0%         20.9%          26.0%
Pretax Margin                                                   30.9%          34.3%         30.5%         27.6%          30.2%
Compensation and Benefits/Net Revenues                          49.5%          49.5%         48.6%         49.8%          49.8%
Effective Tax Rate                                              32.6%          33.0%         33.5%         30.2%          31.1%

Financial Condition
Total Assets                                                 $372,000       $363,692      $357,168      $340,890       $346,499
Net Assets (c)                                                195,210        183,387       175,221       171,308        175,452
Long-Term Debt                                                 59,809         59,366        56,486        50,043         52,380
Common Stockholders' Equity                                    14,783         14,409        13,575        13,076         12,831
Total Stockholders' Equity                                     15,878         15,754        14,920        14,421         14,006
Total Stockholders' Equity Plus Junior Subordinated
   Debentures and Perpetual Subordinated Notes(c)              17,384         16,979        15,920        15,421         15,391
Tangible Equity Capital (c)                                    14,094         13,705        12,636        11,763         11,536
Total Capital (d)                                              75,687         75,120        71,406        64,464         66,386
Book Value per Common Share (e)                                 53.27          51.75         49.32         48.10          47.05
Gross Leverage Ratio(f)                                         23.4x          23.1x         23.9x         23.6x          24.7x
Net Leverage Ratio(c)                                           13.9x          13.4x         13.9x         14.6x          15.2x

Other Data (#s)
Employees                                                      20,717         20,267        19,579        19,286         17,625
Assets Under Management (in billions)                          $151.2         $147.7        $136.7        $130.9         $129.3
Common Stock Outstanding (in millions)                          272.5          275.4         274.2         269.5          272.7
Weighted Average Shares (in millions):
   Basic                                                        279.6          278.6         273.2         272.8          276.8
   Diluted                                                      294.0          294.0         288.5         285.0          294.2

See Footnotes to Selected Statistical Information on page 6.

                                                                                                                                   5




LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)

(a) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. See the reconciliation on page 10.
(b) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Average tangible common stockholders' equity equals average total common stockholders' equity less average identifiable intangible assets and goodwill. See the reconciliation on page 10. Management believes tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in our businesses.
(c) Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net assets is a measure more useful to investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile and identifiable intangible assets and goodwill. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because such measure includes total stockholders' equity plus junior subordinated debentures and perpetual subordinated notes, less identifiable intangible assets and goodwill. We believe total stockholders' equity plus junior subordinated debentures and perpetual subordinated notes to be a more meaningful measure of our equity because the junior subordinated debentures are subordinated and have maturities at issuance of 49 years and we can defer interest payments for up to 20 consecutive quarters if the junior subordinated debentures are not in default and the perpetual subordinated notes have no stated maturity. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. See the reconciliation on page 12. Further, we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets.
     Accordingly, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of calculation.
(d) Total capital includes long-term debt (including junior subordinated debentures and perpetual subordinated notes) and total stockholders' equity. We believe total capital is useful to investors as a measure of our financial strength.
(e) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.
(f) Gross leverage ratio is defined as total assets divided by total stockholders' equity.

                                                                                                                                   6


LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                    Quarter Ended                         % Change from
                                                    -------------------------------------------     ---------------------------
                                                       May 31,         Feb 28,        May 31,         Feb 28,         May 31,
                                                       2005             2005           2004            2005           2004
                                                    ------------     -----------    -----------     -----------    ------------
Revenues:
   Principal transactions                                $1,644          $2,195         $1,479
   Investment banking                                       579             683            546
   Commissions                                              421             411            407
   Interest and dividends                                 4,454           3,884          2,609
   Asset management and other                               237             218            187
                                                    ------------     -----------    -----------
     Total revenues                                       7,335           7,391          5,228
   Interest expense                                       4,057           3,581          2,302
                                                    ------------     -----------    -----------
     Net revenues                                         3,278           3,810          2,926           (14)%             12%
                                                    ------------     -----------    -----------

Non-interest expenses:
   Compensation and benefits                              1,623           1,886          1,457
   Technology and communications                            195             200            185
   Brokerage and clearance fees                             129             120            116
   Occupancy                                                123             119            104
   Professional fees                                         69              62             70
   Business development                                      61              53             55
   Other                                                     65              64             55
                                                    ------------     -----------    -----------
     Total non-interest expenses                          2,265           2,504          2,042           (10)%             11%
                                                    ------------     -----------    -----------
Income before provision for income taxes                  1,013           1,306            884
Provision for income taxes                                  330             431            275
                                                    ------------     -----------    -----------
Net income                                                $ 683           $ 875          $ 609           (22)%             12%
                                                    ============     ===========    ===========
Net income applicable to common stock                     $ 664           $ 856          $ 592           (22)%             12%
                                                    ============     ===========    ===========

Earnings per common share:
   Basic                                                  $2.37           $3.07          $2.14           (23)%             11%
                                                    ============     ===========    ===========
   Diluted                                                $2.26           $2.91          $2.01           (22)%             12%
                                                    ============     ===========    ===========


                                                                                                                                   7


LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                       Six Months Ended             % Change from
                                                                --------------------------       ---------------------
                                                                  May 31,         May 31,              May 31,
                                                                   2005            2004                  2004
                                                                ------------    ------------     ---------------------
Revenues:
   Principal transactions                                            $3,839          $3,218
   Investment banking                                                 1,262           1,054
   Commissions                                                          832             797
   Interest and dividends                                             8,338           4,913
   Asset management and other                                           455             371
                                                                ------------    ------------
     Total revenues                                                  14,726          10,353
   Interest expense                                                   7,638           4,283
                                                                ------------    ------------
     Net revenues                                                     7,088           6,070              17%
                                                                ------------    ------------

Non-interest expenses:
   Compensation and benefits                                          3,509           3,023
   Technology and communications                                        395             355
   Brokerage and clearance fees                                         249             223
   Occupancy                                                            242             206
   Professional fees                                                    131             117
   Business development                                                 114              99
   Other                                                                129             112
   Real estate related charge                                             -              19
                                                                ------------    ------------
     Total non-interest expenses                                      4,769           4,154              15%
                                                                ------------    ------------
Income before taxes and dividends on trust preferred                  2,319           1,916
   securities (a)
Provision for income taxes                                              761             613
Dividends on trust preferred securities (a)                               -              24
                                                                ------------    ------------
Net income                                                           $1,558          $1,279              22%
                                                                ============    ============
Net income applicable to common stock                                $1,520          $1,245              22%
                                                                ============    ============

Earnings per common share:
   Basic                                                            $  5.44         $  4.50              21%
                                                                ============    ============
   Diluted                                                          $  5.17         $  4.23              22%
                                                                ============    ============


(a) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debentures issued to trusts (a component of long-term debt) pursuant to the adoption of FIN 46. In periods subsequent to February 29, 2004, dividends on trust preferred securities are included in interest expense.

                                                                                                                                   8


LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                                Quarter Ended                          % Change from
                                                --------------------------------------------     ---------------------------
                                                  May 31,         Feb 28,         May 31,          Feb 28,        May 31,
                                                   2005            2005            2004             2005            2004
                                                ------------     ----------     ------------     ------------    -----------
Investment Banking:
   Global Finance - Debt                            $   310        $   326            $ 256
   Global Finance - Equity                              172            188              142
   Advisory Services                                     97            169              148
                                                ------------     ----------     ------------
     Total                                              579            683              546            (15)%             6%
                                                ------------     ----------     ------------

Capital Markets:
   Fixed Income                                       1,753          2,068            1,431
   Equities                                             474            622              520
                                                ------------     ----------     ------------
     Total                                            2,227          2,690            1,951            (17)%            14%
                                                ------------     ----------     ------------

Investment Management:
   Asset Management                                     255            234              192
   Private Investment Management                        217            203              237
                                                ------------     ----------     ------------
     Total                                              472            437              429               8%            10%
                                                ------------     ----------     ------------

     Total Net Revenues                              $3,278         $3,810           $2,926            (14)%            12%
                                                ============     ==========     ============


                                                     Six Months Ended                  % Change from
                                                 --------------------------        ---------------------
                                                   May 31,         May 31,                May 31,
                                                    2005            2004                   2004
                                                 -----------     ----------        ---------------------

Investment Banking:
   Global Finance - Debt                              $ 636            $ 473
   Global Finance - Equity                              360              285
   Advisory Services                                    266              296
                                                 -----------     ----------
     Total                                            1,262            1,054               20%
                                                 -----------     ----------

Capital Markets:
   Fixed Income                                       3,821            3,032
   Equities                                           1,096            1,139
                                                 -----------     ----------
     Total                                            4,917            4,171               18%
                                                 -----------     ----------

Client Services:
   Asset Management                                     489              396
   Private Investment Management                        420              449
                                                 -----------     ----------
     Total                                              909              845                8%
                                                 -----------     ----------

     Total Net Revenues                              $7,088           $6,070               17%
                                                 ===========     ==========

                                                                                                                                   9




LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)


                                                                            Quarter Ended
                                        --------------------------------------------------------------------------------------
                                            May 31,            Feb 28,          Nov 30,          Aug 31,           May 31,
                                             2005               2005              2004             2004             2004
                                        ----------------    --------------    -------------    -------------    --------------
Average common stockholders' equity           $14,596          $13,992           $13,326          $12,954          $12,716
Less: average identifiable intangible
   assets and goodwill                        (3,282)           (3,279)           (3,471)          (3,641)          (3,617)
                                        ----------------    --------------    -------------    -------------    --------------
Average tangible common stockholders'         $11,314          $10,713          $  9,855         $  9,313         $  9,099
   equity
                                        ================    ==============    =============    =============    ==============



                                                                                                                                  10





LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)



                                                                     May 31,            Feb 28,           May 31,
Composition of Assets Under Management                                2005               2005              2004
                                                                      ----               ----              ----

Equity                                                              $  61.6            $  59.1           $  47.2
Fixed Income                                                           54.4               53.7              49.5
Money Markets                                                          21.2               21.8              22.5 (a)
Alternative Investments                                                14.0               13.1              10.1
                                                                   --------           --------          --------
Total Assets under Management                                        $151.2             $147.7            $129.3 (a)
                                                                     ======             ======            ======



                                                                                      Quarter Ended
                                                                   ________________________________________________
                                                                     May 31,            Feb 28,           May 31,
Assets Under Management Rollforward                                   2005               2005              2004
                                                                      ----               ----              ----

Balance, beginning of period                                         $147.7             $136.7            $128.0
Net additions                                                           3.1                7.0               2.5
Net market appreciation / (depreciation)                                0.4                4.0              (1.2)
                                                                 ----------          ---------          ---------
Total increase                                                          3.5               11.0               1.3
                                                                 ----------           --------         ---------
Balance, end of period                                              $ 151.2             $147.7            $129.3 (a)
                                                                    =======             ======            =======



(a)  Total assets under management at May 31, 2004 have been restated to include
     $4.5 billion of discretionary cash management assets.


                                                                                                                                  11




LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

                                                  May 31,           Feb 28,           Nov 30,           Aug 31,           May 31,
                                                   2005              2005              2004              2004              2004
                                               -------------     -------------    --------------    ---------------    -------------
Net assets:
   Total assets                                     $372,000          $363,692         $357,168           $340,890          $346,499
   Less:
     Cash and securities segregated and on
       deposit for regulatory and other
       purposes                                      (4,100)           (4,278)          (4,085)            (4,800)           (4,606)
     Securities received as collateral               (4,200)           (3,767)          (4,749)            (4,463)           (4,376)
     Collateralized agreements                     (165,200)         (168,986)        (169,829)          (156,661)         (158,441)
     Identifiable intangible assets and
       goodwill                                      (3,290)           (3,274)          (3,284)            (3,658)           (3,624)
                                               -------------     -------------    --------------    ---------------    -------------
Net assets                                          $195,210          $183,387         $175,221           $171,308          $175,452
                                               =============     =============    ==============    ===============    =============

Tangible equity capital:
   Total stockholders' equity                      $  15,878         $  15,754        $  14,920          $  14,421         $  14,006
   Perpetual subordinated notes (a)                      281                 -                -                  -                 -
   Junior subordinated debentures (subject
     to a limit) (b)                                   1,225             1,225            1,000              1,000             1,154
   Less: Identifiable intangible assets
     and goodwill                                    (3,290)           (3,274)          (3,284)            (3,658)           (3,624)
                                                -------------      -------------    --------------    ---------------    -----------
Tangible equity capital                            $  14,094         $  13,705        $  12,636          $  11,763         $  11,536
                                                =============      =============    ==============    ===============    ===========

Gross leverage (total assets / total
   stockholders' equity)                               23.4x             23.1x            23.9x              23.6x             24.7x

Net leverage (net assets / tangible equity
   capital)                                            13.9x             13.4x            13.9x              14.6x             15.2x

(a) In March 2005, Lehman Brothers UK Capital Funding LP, a special purpose entity, issued (euro)225 million ($297 million) fixed rate to constant maturity swap-linked guaranteed non-voting non-cumulative perpetual preferred securities (the "Preferred Securities"). A corresponding principal amount of subordinated notes (the "Perpetual Subordinated Notes") were issued by Lehman Brothers Holdings plc to Lehman Brothers UK Capital
     Funding LP. We accounted for this transaction in accordance with FIN 46R, which requires us to deconsolidate Lehman Brothers UK Capital Funding LP and classify the Perpetual Subordinated Notes within Subordinated
     Indebtedness in the Consolidated Statement of Financial Condition, in the same manner we classify junior subordinated debentures.
(b) Under the definition of tangible equity capital used by a leading rating agency, the maximum equity credit given to junior subordinated debentures is 10% of tangible equity capital. (Junior subordinated debentures are included in the calculation to determine the limit.)


                                                                                                                                  12




